Exhibit 99.1
ALLIS-CHALMERS ENERGY INC.

PRESS RELEASE	Contact:	Victor M. Perez, CFO
Allis-Chalmers Energy
713-369-0550

FOR IMMEDIATE RELEASE		Lisa Elliott, Sr. VP
DRG&E/ 713-529-6600
ALLIS-CHALMERS ENERGY REPORTS RECORD
SECOND QUARTER 2005 RESULTS
Revenue and Operating Income Rose More Than 100%
HOUSTON, TEXAS, August 5, 2005 — Allis-Chalmers Energy Inc. (AMEX: ALY) today announced its results for the second quarter ended June 30, 2005.
     Revenue for the second quarter 2005 increased 106.5% to $23.6 million compared to $11.4 million for the second quarter of 2004, primarily due to increased market share, investment in additional equipment, the completion of strategic acquisitions and the overall strength of the oil and gas industry.
     Income from operations grew 153.4% to $2.9 million for second quarter 2005 from $1.2 million in the second quarter of 2004 driven mainly by increased revenues, improved pricing and market conditions. Adjusted EBITDA increased 130.9% to $4.4 million for the 2005 second quarter from $1.9 million in the second quarter of 2004. As Adjusted EBITDA is a non-GAAP item, additional information and discussion regarding Adjusted EBITDA is provided later in this release.
     Net income for the second quarter of 2005 attributed to common shares increased 369.2% to $1.8 million or $0.12 per diluted share, compared to net income attributed to common shares of $377,000 or $0.05 per diluted share in the same quarter of 2004. Weighted average shares of common stock outstanding on a diluted basis increased to 15.1 million shares for the second quarter of 2005 from 7.6 million shares for the second quarter of 2004.
     Micki Hidayatallah, the Company’s Chairman and Chief Executive Officer stated, “During the second quarter, we completed two acquisitions Delta Rental Service, Inc. in our rental tool segment and Capcoil Tubing Services in our production services segment. We continue to increase our market share in the drilling and production sectors in which we operate. We also believe that our new and expanded credit facility has strengthened our ability to grow organically and through acquisitions.”
     Revenue for the first six months of 2005 rose 103.6% to $42.9 million compared to $21.1 million for the first six months of 2004. Operating income grew at a faster pace than revenue to $5.2 million in 2005 from $2.2 million during the comparable six months in 2004, representing a 136.7% increase. Net income for the first six months of 2005 attributed to common shares rose 338.4% to $3.3 million, or $0.22 per diluted shares, from net income of $761,000 or $0.13 per diluted share in the first six months of 2004. Weighted average shares of common stock outstanding on a diluted basis increased to 14.9 million shares for the six month period of 2005 from 6.9 million shares for the second quarter of 2004.
5075 Westheimer, Suite 890, Houston, TX 77056
713-369-0550 Fax: 713-369-0555

Segment Results:
•	Directional Drilling. Operating income for the directional drilling services segment increased 105.6% to $1.5 million from $727,000 in the second quarter of 2004. The improved results were due to increased market share in Texas and the Gulf Coast area, the establishment of new operations in West Texas and Oklahoma, and the hiring of additional directional drillers and sales personnel.
•	Casing & Tubing: Operating income for the casing and tubing services segment increased 72.9% to $1.4 million in 2005 from $783,000 in 2004. The rise was due to increased drilling activity in Mexico and the Company’s expanded capacity in that market, additional personnel and equipment and a new operating facility in Alice, Texas.
•	Compressed Air Drilling. Operating income attributed to compressed air drilling increased 195.6% to $1.0 million in the 2005 second quarter from $339,000 in the comparable 2004 period due in part to the acquisition of Diamond Air as of November 1, 2004, as well as improved pricing in West Texas. In July 2005, Allis-Chalmers Energy increased its ownership in AirComp LLC to 100% by acquiring the remaining 45% interest in the company.
•	Rental Tools. Operating income from this fairly new business was $405,000 due to the acquisitions of Safco Oilfield Products in September 2004 and of Delta Rental Service in April 2005.
•	Production services. Allis-Chalmers Energy’s newest operating segment produced operating income of $36,000 during the 2005 second quarter. The Company started this segment with the purchase of Downhole Injection Systems in December 2004, and expanded its capabilities with the recent purchase of Capcoil in May 2005.
Restatement:
The Company’s board of directors has determined, upon the recommendation of the audit committee, that the Company previously understated earnings per share due to an incorrect calculation of its weighted shares outstanding for the third and fourth quarters of 2003, for the first three quarters of 2004, for the year ended December 31, 2004 and for the quarter ended March 31, 2005. Consequently, the Company will restate its financial statements for each of those periods. Based on the proper application of FAS 128, weighted average diluted shares outstanding was 7,619,000 and 6,907,000 for the three and six months ended June 30, 2004, respectively, compared to the previously reported weighted average diluted shares outstanding of 10,237,000 and 8,394,000 for the three and six months ended June 30, 2004, respectively. For the three and six months ended June 30, 2004, the effect is to increase weighted average diluted earnings per share to $0.05 and $0.13, respectively, compared to the $0.04 and $.09 previously reported, respectively. For the year ended December 31, 2004, the effect is to increase weighted average diluted earnings per share to $0.09 compared to the $0.07 previously reported and decrease weighted average diluted shares outstanding to 9,510,000 from 11,959,000 as previously reported. For the three months ended March 31, 2005, weighted average diluted shares outstanding was 14,695,000 compared to the previously reported weighted average diluted shares outstanding of 17,789,000. The effect is to increase weighted average diluted earnings per share to
5075 Westheimer, Suite 890, Houston, TX 77056
713-369-0550 Fax: 713-369-0555

$0.11 compared to the $0.09 previously reported. The Company plans to file its restated financial statements as soon as practicable.
Conference Call:
     The Company will host a conference call to discuss its 2005 second quarter financial results and recent developments at 10:00 a.m. Eastern (9:00 a.m. Central) today, August 5, 2005. To participate in the call, please log on to www.alchenergy.com or dial (303) 205-0033 and ask for the Allis-Chalmers call at least 10 minutes prior to the start time. For those who cannot listen to the live call, a telephonic replay will be available through August 12, 2005, and may be accessed by calling (303) 590-3000 and using the pass code 11036565. A web cast archive will also be available at www.alchenergy.com shortly after the call is concluded.
About Allis-Chalmers Energy
     Allis-Chalmers Energy Inc. provides a variety of products and services to the oil and natural gas industry. Through its subsidiaries, Allis-Chalmers is engaged in providing specialized equipment and operations to install casing and production tubing required to drill and complete oil and gas wells, directional and horizontal drilling services, the rental of heavy weight spiral drill pipe and related oilfield services, services to enhance production through the installation of small diameter coiled tubing and chemicals into producing oil and gas wells and air drilling services to natural gas exploration and development operators.
Forward- Looking Statements
This Press Release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934) regarding Allis-Chalmers Energy’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.
Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10K (including without limitation in the “Risk Factors” Section) and Form 10-Q, and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.
- Tables to Follow -
5075 Westheimer, Suite 890, Houston, TX 77056
713-369-0550 Fax: 713-369-0555

ALLIS-CHALMERS ENERGY INC.
CONSOLIDATED CONDENSED INCOME STATEMENTS
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
		(Restated)		(Restated)

Revenues	$23,588	$11,422	$42,922	$21,083

Cost of revenues
Direct costs	15,691	7,833	28,476	14,742
Depreciation	1,092	586	2,006	1,205

Total cost of revenues	16,783	8,419	30,482	15,947

Gross margin	6,805	3,003	12,440	5,136

General and administrative	3,465	1,670	6,459	2,554
Amortization	426	183	820	402

Income from operations	2,914	1,150	5,161	2,180

Other income (expense):
Interest	(645)	(499)	(1,166)	(1,068)
Other	10	18	158	205

Total other income (expense)	(635)	(481)	(1,008)	(863)

Net income before minority interest and income taxes	2,279	669	4,153	1,317

Minority interest in income of subsidiaries	(344)	(139)	(488)	(212)
Provision for foreign taxes	(166)	(117)	(329)	(220)

Net income	1,769	413	3,336	885

Preferred stock dividend	—	(36)	—	(124)

Net income attributed to common shareholders	$1,769	$377	$3,336	$761

Net income per common share:
Basic	$0.13	$0.06	$0.24	$0.15
Diluted	$0.12	$0.05	$0.22	$0.13

Weighted average shares outstanding:
Basic	13,967	6,256	13,800	5,091
Diluted	15,103	7,619	14,900	6,907
5075 Westheimer, Suite 890, Houston, TX 77056
713-369-0550 Fax: 713-369-0555

ALLIS-CHALMERS ENERGY INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except for share amounts)

	June 30,	December 31,
	2005	2004
	(unaudited)
Assets
Cash and cash equivalents	$2,693	$7,344
Trade receivables, net	18,001	12,986
Inventory	3,901	2,373
Lease receivable, current	180	180
Prepaid expenses and other	1,650	1,495

Total current assets	26,425	24,378

Property and equipment, net	49,585	37,679
Goodwill	11,892	11,776
Other intangible assets, net	6,175	5,057
Debt issuance costs, net	671	685
Lease receivable, less current portion	432	558
Other assets	119	59

Total assets	$95,299	$80,192

Liabilities and Stockholders’ Equity
Current maturities of long-term debt	$3,952	$5,541
Trade accounts payable	6,907	5,694
Accrued salaries, benefits and payroll taxes	834	615
Accrued interest	509	470
Accrued expenses	2,815	1,852
Accounts payable, related parties	75	740

Total current liabilities	15,092	14,912

Accrued postretirement benefit obligations	661	687
Long-term debt, net of current maturities	33,938	24,932
Other long-term liabilities	502	129

Total liabilities	50,193	40,660

Commitments and contingencies

Minority interests	4,911	4,423

Stockholders’ Equity
Common stock, $0.01 par value (20,000,000 shares authorized; 14,022,800 and 13,611,525 issued and outstanding at June 30, 2005 and December 31, 2004, respectively)	140	136
Capital in excess of par value	42,077	40,331
Accumulated deficit	(2,022)	(5,358)

Total stockholders’ equity	40,195	35,109

Total liabilities and stockholders’ equity	$95,299	$80,192

5075 Westheimer, Suite 890, Houston, TX 77056
713-369-0550 Fax: 713-369-0555

ALLIS-CHALMERS ENERGY INC.
SEGMENT INFORMATION
(in thousands, except per share)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
		(Restated)		(Restated)
Revenues
Directional drilling services	$10,934	$6,422	$20,835	$11,675
Casing and tubing services	3,933	2,447	7,493	4,386
Compressed air drilling services	4,866	2,553	9,047	5,022
Production services	2,289	—	3,607	—
Rental tools	1,566	—	1,940	—

	$23,588	$11,422	$42,922	$21,083

Operating Income (Loss):
Directional drilling services	$1,495	$727	$3,373	$1,389
Casing and tubing services	1,354	783	2,679	1,225
Compressed air drilling services	1,002	339	1,529	594
Production services	36	—	(2)	—
Rental tools	405	—	326	—
General corporate	(1,378)	(699)	(2,744)	(1,028)

	$2,914	$1,150	$5,161	$2,180

Depreciation and Amortization:
Directional drilling services	$207	$113	$357	$214
Casing and tubing services	468	356	908	717
Compressed air drilling services	422	275	870	626
Production services	189	—	325	—
Rental tools	176	—	265	—
General corporate	56	25	101	50

	$1,518	$769	$2,826	$1,607

Interest Expense:
Directional drilling services	$2	$67	$24	$142
Casing and tubing services	97	155	196	320
Compressed air drilling services	219	158	450	317
Production services	3	—	4	—
Rental tools	1	—	1	—
General corporate	323	119	491	289

	$645	$499	$1,166	$1,068

Capital Expenditures:
Directional drilling services	$937	$83	$1,200	$788
Casing and tubing services	217	46	1,857	425
Compressed air drilling services	1,147	338	1,926	664
Production services	253	—	290	—
Rental tools	7	—	7	—
General corporate	174	1	183	2

	$2,735	$468	$5,463	$1,879

5075 Westheimer, Suite 890, Houston, TX 77056
713-369-0550 Fax: 713-369-0555

ALLIS-CHALMERS ENERGY INC.
REGULATION G RECONCILIATION
Use of Adjusted EBITDA & Regulation G Reconciliation
This earnings release contains references to the non-GAAP financial measure of earnings (net income) before interest, taxes, depreciation, and amortization, gain on asset sales and litigation settlements, minority interest and other income and expense or Adjusted EBITDA. This term, as used and defined by Allis-Chalmers, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, the Company believes Adjusted EBITDA is useful to an investor in evaluating ALY’s operating performance because:
•     It is widely used by investors in the energy industry to measure a company’s operating performance without regard to the items excluded from Adjusted EBITDA, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and
•     It helps investors more meaningfully evaluate and compare the results of the Company’s operations from period to period by removing the impact of the Company’s capital structure and asset base from Allis-Chalmers’ operating results.
•     It is used by Allis-Chalmers’ management as a measure of operating performance, in presentations to its board of directors, as a basis for strategic planning and forecasting, as a component for setting incentive compensation and to assess compliance in financial ratios, among others.
There are material limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the impact of recurring and non-recurring items that are excluded from Adjusted EBITDA and materially impact results of operations, and the lack of compatibility of the results of operations of different companies.
Reconciliations of this financial measure to the most directly comparable GAAP financial measure are provided in the table below.
Reconciliation of Adjusted EBITDA to GAAP Net Income
($ in millions)

	For the Three Months Ended
	June 30,	June 30,
	2005	2004

Consolidated Adjusted EBITDA	$4.43	$1.92
Depreciation and amortization	1.52	0.77

GAAP Income from operations	$2.91	$1.15
Interest expense	0.64	0.50
Foreign taxes	0.17	0.12
Gains on asset sales & litigation	—	—
Minority Interest & other expense (income)	0.33	0.12

Net income	$1.77	$0.41
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5075 Westheimer, Suite 890, Houston, TX 77056
713-369-0550 Fax: 713-369-0555